ATTN:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-FRE2 supplemental interest trust

Pei Yan Huang Fax: 212-623-5858

C.J. De Santis

Fax: 203-629-8907

FROM:

Carmine Pilla

JPMorgan Chase Bank, N.A.

RE:

Interest Rate Swap Confirmation

YOUR REF:

OUR REF:

6900023199357 / 00020012615

DATE SENT:

27 March 2006

NO OF PAGES:

7 (Including Cover)

URGENT: PLEASE SIGN AND FAX THIS CONFIRMATION TO (001) 8888033606

Interest Rate Swap Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.
("JPMorgan")

and

JPMorgan Chase Bank, National Association, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-FRE2 supplemental interest trust
(the "Counterparty")

on the Trade Date and identified by the JPMorgan Deal Number specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of March 29, 2006, as amended and supplemented from time to time (the "Agreement"), between JPMORGAN CHASE BANK, N.A. ("JPMorgan") and JPMorgan Chase Bank, National Association, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-FRE2 supplemental interest trust (the "Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

____________________________________________________________________________________

Our

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The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):

6900023199357 / 00020012615

Notional Amount:

Per attached schedule in Exhibit A

Trade Date:

08 March 2006

Effective Date:

25 March 2006

Termination Date:

25 April 2010 subject to adjustment in accordance with the Modified Following Business Day Convention.

Premium:

Premium Payer:

Counterparty

Premium Amount:

USD 1,032,000.00

Premium Payment Date:

29 March 2006

Fixed Amounts:

Fixed Rate Payer:

Counterparty

Fixed Rate Payer Period End Dates:

The 25th of each month in each year commencing with 25 April 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate Payer Payment Dates:

The Fixed Rate Payer Period End Date.

Fixed Rate:

5.10000 percent

Business Days:

New York, London

Floating Amounts:

Floating Rate Payer:

JPMorgan

Floating Rate Payer Period End Dates:

The 25th of each month in each year commencing with 25 April 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

______________________________________________________________________________________

Our

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Floating Rate Payer Payment Dates:

Two (2) Business days preceding each Floating Rate Payer Period End Date

Floating Rate Option:

USD-LIBOR-BBA

Designated Maturity:

1 Month

Spread:

None

Floating Rate Day Count Fraction:

Actual/360

Reset Dates:

The first day of each Calculation Period.

Business Days:

New York, London

Calculation Agent:

JPMorgan, unless otherwise stated in the Agreement

B.  ACCOUNT DETAILS

Payments to JPMorgan in USD:

JPMORGAN CHASE BANK NA JPMORGAN CHASE BANK NA BIC: CHASUS33XXX AC No: 099997979

Payments to Counterparty in USD:

JPMorgan Chase Bank, NA ABA

021000021

Account No. 507947541

FFC: 10500366.3

Ref. JPMAC 2006-FRE2

C.  OFFICES

JPMorgan:

NEW YORK

Counterparty:

NEW YORK

D.  RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

_______________________________________________________________________

Our

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(b)

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c)

Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

E.  SECURITIES ADMINISTRATOR CAPACITY

It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by JPMorgan Chase Bank, N.A. not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement, dated as of March 1, 2006 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, U.S. Bank National Association, as trustee, Pentalpha Surveillance LLC, as trust oversight manager and the Securities Administrator, JPMorgan Chase Bank National Association as servicer and as securities administrator, in the exercise of the powers and authority conferred and vested in it thereunder, (ii) under no circumstances shall JPMorgan Chase Bank, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation, and (iii) each of the representations, undertakings and agreements herein made on behalf of the Counterparty is made and intended not as personal representations, undertakings and agreements of JPMorgan Chase Bank, N.A.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 6900023199357 / 00020012615

JPMorgan Chase Bank, N.A.

/s/ Carmine Pilla

Name:  Carmine Pilla

Title:  Vice President

Accepted and confirmed as of the date first written

JPMorgan Chase Bank, National Association, not in its

individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-

FRE2 supplemental interest trust

Name:  Pei Huang

Title:  Assistant Vice President

Your reference number:  __________

___________________________________________________________________________________

Our

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Exhibit A

Start Date	End Date	Swap Balance
25 March 2006	25 April 2006	USD 910,558,000.00
25 April 2006	25 May 2006	USD 899,320,783.26
25 May 2006	25 June 2006	USD 886,340,931.27
26 June 2006	25 July 2006	USD 871,648,483.80
25 July 2006	25 August 2006	USD 855,283,687.44
25 August 2006	25 September 2006	USD 837,296,356.50
25 September 2006	25 October 2006	USD 817,746,659.32
25 October 2006	25 November 2006	USD 816,832,532.95
25 November 2006	25 December 2006	USD 794,375,859.53
25 December 2006	25 January 2007	USD 770,603,899.48
25 January 2007	25 February 2007	USD 745,841,953.14
25 February 2007	25 March 2007	USD 720,175,954.27
25 March 2007	25 April 2007	USD 693,698,544.61
25 April 2007	25 May 2007	USD 666,508,646.84
25 May 2007	25 June 2007	USD 638,708,643.95
25 June 2007	25 July 2007	USD 610,406,379.84
25 July 2007	25 August 2007	USD 581,713,347.78
25 August 2007	25 September 2007	USD 552,593,717.68
25 September 2007	25 October 2007	USD 523,473,741.20
25 October 2007	25 November 2007	USD 493,708,839.60
25 November 2007	25 December 2007	USD 377,493,514.49
25 December 2007	25 January 2008	USD 31,442,369.03
25 January 2008	25 February 2008	USD 29,116,579.61
25 February 2008	25 March 2008	USD 26,886,873.47
25 March 2008	25 April 2008	USD 24,749,012.15
25 April 2008	25 May 2008	USD 22,698,958.25
25 May 2008	25 June 2008	USD 20,732,865.23
25 June 2008	25 July 2008	USD 18,847,067.73
25 July 2008	25 August 2008	USD 17,038,072.41
25 August 2008	25 September 2008	USD 15,302,549.30
25 September 2008	25 October 2008	USD 13,637,323.60
25 October 2008	25 November 2008	USD 12,039,367.89
25 November 2008	25 December 2008	USD 9,453,131.78
25 December 2008	25 January 2009	USD 5,459,881.61
25 January 2009	25 February 2009	USD 17,269,274.19
25 February 2009	25 March 2009	USD 19,114,578.17
25 March 2009	25 April 2009	USD 18,672,972.43
25 April 2009	25 May 2009	USD 18,232,681.83
25 May 2009	25 June 2009	USD 17,794,522.56
25 June 2009	25 July 2009	USD 17,359,227.53
25 July 2009	25 August 2009	USD 16,927,451.72
25 August 2009	25 September 2009	USD 16,499,796.18
25 September 2009	25 October 2009	USD 16,076,788.32
25 October 2009	25 November 2009	USD 15,658,896.43
25 November 2009	25 December 2009	USD 15,246,534.22
25 December 2009	25 January 2010	USD 14,840,064.97
25 January 2010	25 February 2010	USD 14,439,805.53
25 February 2010	25 March 2010	USD 14,046,029.97
25 March 2010	25 April 2010	USD 13,658,972.94

_____________________________________________________________________________________

Our

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Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts

JPMorgan Contact

Telephone Number

Client Service Group

(001) 3026344960

Group E-mail address:

Facsimile:

(001) 8888033606 Telex:

Cable:

Please quote the JPMorgan deal number(s): 6900023199357 / 00020012615.

_____________________________________________________________________________

Our

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